Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC.

ANNOUNCES BRADLEY MEIER’S RESIGNATION

Fort Lauderdale, Fla., February 6, 2013 – Universal Insurance Holdings, Inc. (“Company”) (NYSE MKT: UVE) announced today that Bradley I. Meier will resign as Chairman, President and Chief Executive Officer of the Company to pursue other opportunities outside the residential homeowners insurance industry. Mr. Meier’s resignation will be effective as of February 22, 2013. Mr. Meier will remain available to the Company as needed in an advisory capacity.

The Company also announced that it expects that Sean P. Downes will become President and Chief Executive Officer. Mr. Downes, a 14-year veteran with the Company, has been the Company’s Senior Vice President, Chief Operating Officer and a director since January 2005, and Chief Operating Officer and a director of Universal Property & Casualty Insurance Company, a wholly-owned subsidiary of the Company, since July 2003. Mr. Downes, age 43, was Chief Operating Officer of Universal Adjusting Corporation, a wholly-owned subsidiary of the Company, from July 1999 to July 2003. During that time Mr. Downes created the Company’s claims operation. Before joining the Company in July 1999, Mr. Downes was Vice President of Downes and Associates, a multi-line insurance adjustment corporation.

“I would like to thank Brad for his vision and his 20-plus years of leadership at the Company,” said Mr. Downes. “As a founder of the Company, there wouldn’t be a Universal without Brad and he leaves the Company at a time of strength, growth and positive energy. We wish him the very best in the future.”

“I want to thank the Board of Directors, our employees and our policyholders for their support over the past two decades,” said Mr. Meier. “We have grown the Company into one of the three leading writers of homeowners insurance in Florida and now write policies in six other states. We are fortunate to have someone of Sean’s caliber to lead the Company into the future in new and exciting ways.”

The Company further announced that it expects that Jon W. Springer will become Chief Operating Officer. Mr. Springer, age 43, has been the Executive Vice President of Blue Atlantic Reinsurance Corporation, a wholly-owned subsidiary of the Company, since June 2006. Before joining Blue Atlantic Reinsurance Corporation, Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (“Company”), with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of the Company, is one of the three leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The forward-looking statements in this press release include statements regarding management succession matters. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results or events could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011, and the Form 10-Q for the quarter ended September 30, 2012.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com